UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                 August 27, 2002
                                (Date of earliest
                                 event reported)


Commission File            Name of Registrant; State of Incorporation; Address of       IRS Employer
Number                     Principal Executive Offices; and Telephone Number            Identification Number
---------------------      ---------------------------------------------------------    -------------------------

1-16169                    EXELON CORPORATION                                           23-2990190
                           (a Pennsylvania corporation)
                           10 South Dearborn Street - 37th Floor
                           P.O. Box 805379
                           Chicago, Illinois 60680-5379
                           (312) 394-7398

1-1839                     COMMONWEALTH EDISON COMPANY                                  36-0938600
                           (an Illinois corporation)
                           10 South Dearborn Street - 37th Floor
                           P.O. Box 805379
                           Chicago, Illinois 60680-5379
                           (312) 394-4321

Item 5. Other Events

On August 27, 2002 ComEd received a letter order from the Deputy Executive Director and Chief Accountant of the Federal Energy Regulatory Commission (FERC) directing ComEd to remove from its books the amount of goodwill associated with the generating assets and power marketing business that it transferred in January 2001 as part of an Exelon corporate restructuring to separate generation assets from transmission and distribution assets. The letter was in response to a request made by ComEd in July 2001 for approval by FERC of accounting entries related to that corporate restructuring. ComEd plans to request the FERC to rehear the matter and has 30 days to file the request for rehearing.

Exelon was formed on October 20, 2000 as a result of the merger of PECO Energy Company and Unicom Corporation, ComEd's parent. As a result of the application of purchase accounting, the assets and liabilities of ComEd were recorded at their estimated fair value as of the October 20, 2000 merger date. At that time the fair value of ComEd's generating stations was determined to be $2 billion, or $4.7 billion less than their book value. ComEd recorded the $4.7 billion reduction in its plant accounts as an acquisition adjustment, consistent with FERC accounting requirements. Separately, as part of the application of purchase accounting for the merger transaction, goodwill of $4.8 billion was recorded as an asset based on the difference between the merger purchase price and the fair value of all of ComEd's assets and liabilities.

Subsequently, on January 1, 2001 Exelon effected a corporate restructuring. As part of the January 1, 2001 corporate restructuring, ComEd's generating assets were transferred to Exelon Generation based on the new cost basis of the assets which reflects the $4.8 billion fair value writedown recorded at the October 20, 2000 merger date as an acquisition adjustment. Under Generally Accepted Accounting Principles, goodwill is the unidentified intangible value of an acquired business and as such cannot be ascribed to particular assets. Since the goodwill arose out of the merger transaction and did not relate to the generating stations, no goodwill was transferred to Exelon Generation.

ComEd looks forward to further discussion with the FERC on this matter. ComEd and Exelon believe that the accounting for goodwill is in accordance with Generally Accepted Accounting Principles and has been fully disclosed and properly reflected in its audited 2000 and 2001 financial statements filed with the Securities and Exchange Commission. ComEd also believes that the financial statements filed with the FERC have been prepared consistent with the FERC's Uniform System of Accounts. However, if the FERC ultimately determines that the goodwill should have been treated in a manner different than it is treated under GAAP, ComEd could be required to amend its financial statements filed with the FERC accordingly. The FERC letter order did not indicate how much goodwill FERC believes should be removed from ComEd's books, or how such an amount would be determined, and as a result ComEd cannot estimate what the impact of such an amendment might be. Because ComEd is subject to an earnings cap that is based on the FERC financial statements, an amendment to those financial statements could have a material adverse effect on Exelon's and ComEd's financial results.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        EXELON CORPORATION
                                        COMMONWEALTH EDISON COMPANY


                                        /S/ J. Barry Mitchell
                                        --------------------------------------
                                        J. Barry Mitchell
                                        Senior Vice President
                                        Exelon Corporation


August 30, 2002